Exhibit 99.1
EXECUTION VERSION
VOTING AGREEMENT
     VOTING AGREEMENT (this “Agreement”), dated as of October 24, 2011, among Cigna Corporation, a Delaware corporation (“Parent”) and Herbert A. Fritch (“Stockholder”).
     WHEREAS, in order to induce Parent and Cigna Magnolia Corp., a Delaware corporation, to enter into the Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the “Merger Agreement”), with HealthSpring, Inc., a Delaware corporation (the “Company”), Parent has requested each Stockholder, and each Stockholder has agreed, to enter into this Agreement with respect to all shares of Company Common Stock beneficially owned by such Stockholder (“Shares”).
     NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE 1
Voting Agreement; Grant of Proxy
     Section 1.01 Voting Agreement. Each Stockholder shall, at any meeting of the stockholders of the Company (or in connection with any written consent in lieu thereof), vote all Shares held at such time by such Stockholder: (i) for the Merger Agreement, the Merger and all agreements in furtherance of the Merger and any actions in furtherance thereof at any meeting of the stockholders of the Company, and at any adjournment thereof, at which such Merger Agreement and other related agreements (or any amended version thereof), or such other actions, are submitted for the consideration and vote of the stockholders of the Company and (ii) against (A) any Acquisition Proposal and (B) any other corporate action the consummation of which would frustrate the purposes, or prevent or materially delay the consummation, of the transactions contemplated by the Merger Agreement; provided that, this Section 1.01 shall be of no further force or effect in the event that the Board of Directors of the Company makes a Recommendation Withdrawal pursuant to Section 6.3 of the Merger Agreement; provided further that nothing contained in this Section 1.01 shall restrict any Stockholder, if applicable, from taking any action in his or her capacity as a director, officer or employee of the Company which is permitted to be taken pursuant to the Merger Agreement.
     Section 1.02 Irrevocable Proxy. Each Stockholder hereby revokes any and all previous proxies granted with respect to his Shares. By entering into this Agreement, each Stockholder hereby grants a proxy appointing Parent as such Stockholder’s attorney-in-fact and proxy, with full power of substitution, for and in such Stockholder’s name, to vote such Stockholder’s Shares in the manner contemplated by Section 1.01 if and only if such Stockholder (i) fails to vote or (ii) attempts to vote such Shares in a manner inconsistent with Section 1.01. The proxy granted by each Stockholder pursuant to this Section 1.02 is irrevocable and is granted in consideration of Parent entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. Notwithstanding the foregoing, the proxy granted by each Stockholder pursuant to this Section 1.02 shall be revoked and terminated upon termination of this Agreement in accordance with its terms.

ARTICLE 2
Representations and Warranties of Stockholders
     Each Stockholder represents and warrants, on behalf of him or herself only and not on behalf of any other Stockholder, to Parent that:
     Section 2.01 Authorization. The execution, delivery and performance by Stockholder of this Agreement and the consummation by Stockholder of the transactions contemplated hereby are within the capacity of and have been duly authorized by Stockholder. This Agreement constitutes a valid and binding Agreement of the Stockholder enforceable against the Stockholder, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors rights generally or (b) general principles of equity, whether considered in a proceeding at law or in equity. If Stockholder is married and the Shares set forth on Exhibit A, attached hereto, constitute community property under applicable Law, this Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding agreement of, Stockholder’s spouse.
     Section 2.02 Non-Contravention. The execution, delivery and performance by Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any applicable Law or (ii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Stockholder is entitled under any provision of any agreement or other instrument binding on Stockholder.
     Section 2.03 Ownership of Shares.
          (a) Stockholder is the record and beneficial owner of the Shares set forth on Exhibit A, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote or dispose of such Shares) except as established hereby. None of such Stockholder’s Shares are subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares except as established hereby.
          (b) As of the date hereof, except for the Shares and Company Options set forth on Exhibit A, Stockholder does not beneficially own any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.
ARTICLE 3
Representations and Warranties of Parent
     Parent represents and warrants to each Stockholder that:

     Section 3.01 Authorization. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby are within the capacity of and have been duly authorized by Parent. This Agreement constitutes a valid and binding Agreement of Parent enforceable against Parent, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors rights generally or (b) general principles of equity, whether considered in a proceeding at law or in equity.
     Section 3.02 Non-Contravention. The execution, delivery and performance by Parent of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any applicable Law or (ii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Parent is entitled under any provision of any agreement or other instrument binding on Parent.
ARTICLE 4
Covenants of Stockholder
     Stockholder hereby covenants and agrees, on behalf of itself only and not on behalf of any other Stockholder, that:
     Section 4.01 No Proxies for or Encumbrances on Shares. Stockholder shall not, without the prior written consent of Parent, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares or (ii) sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any Shares during the term of this Agreement.
     Section 4.02 Appraisal Rights. Stockholder agrees not to exercise any rights (including under Section 262 of the General Corporation Law of the State of Delaware) to demand appraisal of any Shares which may arise with respect to the Merger.
ARTICLE 5
Miscellaneous
     Section 5.01 Definitional and Interpretative Provisions.
          (a) Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.
          (b) The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.
     Section 5.02 Further Assurances. Parent and Stockholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement.
     Section 5.03 Amendments; Termination. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement shall terminate upon the earlier of (x) the termination of the Merger Agreement and (y) the Effective Time. Upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby on the part of any party hereto.
     Section 5.04 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.
     Section 5.05 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, except that Parent may transfer or assign its rights and obligations to any Affiliate of Parent.
     Section 5.06 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.
     Section 5.07 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).
     Section 5.08 Severability. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
     Section 5.09 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

CIGNA CORPORATION
By:	/s/ Thomas A. McCarthy
	Name:	Thomas A. McCarthy
	Title:	Vice President

[Signature Page to Voting Agreement]

/s/ Herbert A. Fritch
Name:	Herbert A. Fritch

[Signature Page to Voting Agreement]

EXHIBIT A
Equity Ownership

Vested Shares of Company Stock:	2,255,802

Unvested Shares of Company Stock:	30,000

Vested Company Options:	227,321

Unvested Company Options:	552,935